Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
 X Rail Entertainment, Inc.
Las Vegas, Nevada

We hereby consent to the use in the Registration Statement on Form S-1/A of our report dated June 18, 2018, relating to the financial statements of X Rail Entertainment, Inc. as of and for the years ended December 31, 2017 and a quarter ended March 31, 2018, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pinnacle Accountancy Group of Utah
Farmington, Utah
 June 18, 2018